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Exhibit 23.1


                                     CONSENT

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-52490 and 333-47764) and S-8 (Nos. 333-63902,
333-52488, 333-43220, 333-94817 and 333-92729) of The TriZetto Group, Inc. of
our report dated February 21, 2001 relating to the financial statements as of December 31, 2000 and for each of the two years in the period ended December 31, 2000 and financial statement schedule for each of the two years ended December 31, 2000, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP


Orange County, California
February 19, 2002